 Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Randall Weisenburger 212-415-3393

Omnicom Reports First Quarter 2014 Results

NEW YORK, APRIL 22, 2014 - Omnicom Group Inc. (NYSE-OMC) today announced that its worldwide revenue in the first quarter of 2014 increased 3.0% to $3,502.2 million from $3,398.9 million in the first quarter of 2013. Domestic revenue for the first quarter of 2014 increased 4.0% to $1,864.0 million compared to $1,791.6 million in the first quarter of 2013. International revenue increased 1.9% to $1,638.2 million compared to $1,607.3 million in the first quarter of 2013.

For the quarter ended March 31, 2014, organic growth increased revenue 4.3%. Acquisitions, net of dispositions reduced revenue 0.6%, and the impact of foreign exchange rates reduced revenue 0.7%.

Across our regional markets, organic revenue increased 4.8% in North America, 2.3% in Europe, 5.7% in Asia Pacific, 7.4% in Latin America and 6.6% in Africa/Middle East.

The change in organic revenue in the first quarter of 2014 compared to the first quarter of 2013 in our four fundamental disciplines was as follows: advertising increased 4.9%, CRM increased 4.2%, public relations increased 1.2% and specialty communications increased 5.2%.

First quarter reported GAAP results include $7.0 million of pre-tax charges related to Omnicom’s proposed merger with Publicis Groupe, S.A. pursuant to the Business Combination Agreement entered into on July 27, 2013. This release also presents our results excluding the impact of these expenses. The results excluding the impact of the merger expenses are non-GAAP measures. We believe that investors should consider these non-GAAP measures, as they are indicative of our ongoing performance and reflect how management evaluates our operational results.

437 Madison Avenue, New York, NY 10022 (212) 415-3600 Fax (212) 415-3530

Omnicom Group Inc.

Excluding the impact of the merger expenses, our non-GAAP earnings before interest, taxes and amortization of intangibles (“EBITA”) in the first quarter of 2014 increased $17.0 million, or 4.3%, to $414.1 million from $397.1 million in the first quarter of 2013. Our adjusted non-GAAP EBITA margin for the first quarter of 2014 increased to 11.8% from 11.7% in the same period in 2013.

Excluding the impact of the merger expenses, Omnicom’s non-GAAP operating income in the first quarter of 2014 increased $18.0 million, or 4.8%, to $389.7 million compared to $371.7 million in the first quarter of 2013. Our adjusted non-GAAP operating margin for the first quarter of 2014 increased to 11.1% from 10.9% in the first quarter of 2013.

Excluding the impact of the merger expenses, Omnicom’s non-GAAP net income for the first quarter of 2014 increased $7.2 million, or 3.5%, to $212.3 million from $205.1 million in the first quarter of 2013.

Excluding the net impact of the merger expenses on net income available for common shares, non-GAAP diluted net income per common share in the first quarter increased four cents per share, or 5.3%, to $0.80 per share versus $0.76 per share during the first quarter of 2013.

Our reported GAAP results include the merger expenses. In the first quarter of 2014, Omnicom’s EBITA, a non-GAAP financial measure, increased $10.0 million, or 2.5% to $407.1 million from $397.1 million in the first quarter of 2013. Our EBITA margin decreased to 11.6% for the first quarter of 2014 compared to 11.7% for the first quarter of 2013.

Operating income in the first quarter of 2014 increased $11.0 million or 3.0% to $382.7 million from $371.7 million in the first quarter of 2013 and the operating margin in the first quarter of 2014 of 10.9% was unchanged when compared to the first quarter of 2013.

Omnicom’s net income for the first quarter of 2014 increased $0.4 million, or 0.2%, to $205.5 million from $205.1 million in the first quarter of 2013. Diluted net income per common share in the first quarter was $0.77 per share versus $0.76 per share during the first quarter of 2013.

Omnicom Group Inc.

Omnicom Group Inc. (NYSE-OMC) (www.omnicomgroup.com) is a leading global marketing and corporate communications company. Omnicom’s branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 100 countries.

For a live webcast and/or a replay of our first quarter earnings conference call, go to www.omnicomgroup.com/InvestorRelations.

Omnicom Group Inc.

Three Months Ended March 31

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2014 Non-GAAP (a)		2014 Reported	2013 Reported

Revenue	$3,502.2		$3,502.2	$3,398.9
EBITA (a) (b)	414.1	(a)	407.1	397.1
Operating income (a)	389.7	(a)	382.7	371.7

Income tax expense (a)	116.5	(a)	116.3	109.2

Net Income - Omnicom Group Inc. (a)	212.3	(a)	205.5	205.1

Less: Net income allocated
to participating securities (a)	4.2		4.1	5.4

Net income available for common shares (a)	$208.1	(a)	$201.4	$199.7

Net income per common share - Omnicom Group Inc.
Diluted (a)	$0.80		$0.77	$0.76

(a)	First quarter 2014 “Non-GAAP” figures exclude $7.0 million of pre-tax expenses incurred in connection with Omnicom’s proposed merger with Publicis Groupe S.A., which are primarily comprised of professional fees. The net impact of these items on net income available to common shareholders was $6.7 million. The impact on diluted earnings per common share was $0.03 per common share during the period presented. We believe that investors should consider these non-GAAP measures, as they are indicative of our ongoing performance and reflect how management evaluates our operational results. See page 5 attached to this release for a reconciliation of this non-GAAP financial information to GAAP.
(b)	EBITA (defined as Earnings before interest, taxes and amortization of intangibles) is a non-GAAP measure. We use EBITA as an additional operating performance measure, which excludes the non-cash amortization expense of acquired intangible assets. We believe that EBITA is a useful measure to evaluate the performance of our businesses. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Group Inc.

Reconciliation of Results of Operations to 2014 Non-GAAP Financial Measures

Three Months Ended March 31

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2014		Merger	2014
	Reported		Expenses	Non-GAAP

EBITA (a) (b)	$407.1	(a)	$7.0	$414.1
Operating income (a)	382.7	(a)	7.0	389.7
Income tax expense (a)	116.3	(a)	0.2	116.5

Net Income - Omnicom Group Inc. (a)	$205.5	(a)	$6.8	$212.3
Less: Net income allocated
to participating securities (a)	4.1		0.1	4.2

Net income available for common shares (a)	$201.4	(a)	$6.7	$208.1

Net income per common share - Omnicom Group Inc.
Diluted (a)	$0.77		$0.03	$0.80

(a)	The above table reconciles our reported 2014 results to the "2014 Non GAAP" amounts, which are non-GAAP financial measures. These measures exclude expenses incurred in connection with Omnicom’s proposed merger with Publicis Groupe, S.A., which are comprised primarily of professional fees. We believe that investors should consider the "Non GAAP" measures as they are indicative of our ongoing performance and reflect how management evaluates our operational results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.
(b)	EBITA (defined as Earnings before interest, taxes and amortization of intangibles) is a non-GAAP measure. We use EBITA as an additional operating performance measure, which excludes the non-cash amortization expense of acquired intangible assets. We believe that EBITA is a useful measure to evaluate the performance of our businesses. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Group Inc.

Three Months Ended March 31

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2014	2013
	Reported	Reported

Revenue	$3,502.2	$3,398.9

EBITA (a) (b)	407.1	397.1

Less: Amortization of Intangibles	24.4	25.4

Operating Income	382.7	371.7

Net Interest Expense	39.0	40.9

Income before income taxes	343.7	330.8

Income tax expense	116.3	109.2

Income from equity method investments	0.6	3.2

Net income	228.0	224.8

Less: Net income allocated to noncontrolling interests	22.5	19.7

Net income - Omnicom Group Inc.	205.5	205.1

Less: Net income allocated
to participating securities	4.1	5.4

Net income available for common shares	$201.4	$199.7

Net income per common share - Omnicom Group Inc.
Basic	$0.78	$0.76
Diluted	$0.77	$0.76

Weighted average shares (in millions)
Basic	259.1	261.0
Diluted	261.4	263.2

Dividend declared per common share	$0.40	$0.40

(a)	First quarter 2014 amounts include $7.0 million of pre-tax expenses incurred in connection with Omnicom’s proposed merger with Publicis Groupe S.A., which are primarily comprised of professional fees.
(b)	EBITA (defined as Earnings before interest, taxes and amortization of intangibles) is a non-GAAP measure. We use EBITA as an additional operating performance measure, which excludes the non-cash amortization expense of acquired intangible assets. We believe that EBITA is a useful measure to evaluate the performance of our businesses. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.
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